Swanson Law Firm, LLC

Attorneys at Law

A Limited Liability Company

Kelly H. Swanson*
Nevada Bar No. 429
kelly@swansonlaw.com

* *Also licensed in Arkansas*

6787 W. Tropicana
Suite 241
Las Vegas, Nevada 89103
Telephone: (702) 284-7116
Facsimile: (702) 284-7179

www.swansonlaw.com

OPINION OF SWANSON LAW FIRM LLC

December 2, 2011

Genesis Biopharma, Inc.

Board of Directors
11500 Olympic Blvd #400
Los Angeles, CA 90064

Ladies and Gentlemen:

We acting as counsel to Genesis Biophrama, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-3, as filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which seeks to register for eventual sale the following: (a) The ("Primary Offered Securities") of 139,392,000 shares of common stock of the Company, from time to time, under the Registration Statement, with $0.000041666 par value per share (the "Common Stock"), which may include shares of Common Stock issuable upon the conversion or exercise of the other Offered Securities included in the Registration Statement; and/or (b) Warrants (the "Warrants") to purchase Common Stock, as set forth in the Registration Statement and (c) up to 10,608,000 shares of Common Stock (the "Secondary Offered Securities,") and together with the Primary Offered Securities, the ("Offered Securities"), to be offered and sold from time to time by the selling stockholders named in the prospectus that forms part of the Registration Statement.

The Offered Securities may be issued and sold by the Company or the selling stockholders from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents concerning the Offering as set forth in the Registration Statement, documents and information provided by the Nevada Secretary of State's office, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1. With respect to any offering of Common Stock by the Company or the selling stockholders pursuant to the Registration Statement (the "Offered Common Stock"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors, or any duly designated committee thereof, has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the "Offered Warrants"): when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors, or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Warrants are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the "Warrant Agreement") between the Company and the purchaser or warrant agent named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is limited to Nevada General Business Association Law, including the statutory provisions of Nevada Revised Statutes {NRS} relating to corporate formation and operation as set forth in NRS 78.010 *et seq;* including NRS 78.191 through 78.307; all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated there under by the Commission.

Very truly yours,

/s/Kelly H. Swanson, Esq.
SWANSON LAW FIRM LLC